                                                                   Exhibit 10.15

                   United States Department of the Interior     Serial Number
                           Bureau of Land Management              WYW78629
                             Wyoming State Office
                                                              Date Lease Issued
                           COAL LEASE READJUSTMENT            September 1, 1982

PART I: LEASE RIGHTS GRANTED

This lease, entered into by and between the United States of America, hereinafter called the lessor, through the Bureau of Land Management, and (Name and Address)

              RAG Wyoming Land Company
              P.O. Box 3039
              Gillette, WY  82717-3039

hereinafter called the lessee, is readjusted, effective (Date) September 1,
2002, for a period of 10 years and for so long thereafter as coal is produced in commercial quantities from the leased lands, subject to readjustment of lease terms at the end of each 10-year period.

Sec. 1. This lease readjustment is subject to the terms and provisions of the:

     [X]  Mineral Lands Leasing Act of 1920, Act of February 25, 1920, as
          amended, 41 Stat. 437, 30 U.S.C. 181-287, hereinafter referred to as the Act:

     [ ]  Mineral Leasing Act for Acquired Lands, Act of August 7, 1947, 61
          Stat. 913, 30 U.S.C. 351-359;

and to the regulations and formal orders of the Secretary of the Interior which are now or hereafter in force, when not inconsistent with the express and specific provisions herein.

Sec. 2. Lessor, in consideration of any rents and royalties to be paid, and the conditions and covenants to be observed as herein set forth, hereby grants to lessee the exclusive right and privilege to drill for, mine, extract, remove or otherwise process and dispose of the coal deposits in, upon, or under the following described lands in Campbell County:

                  T. 47 N., R. 71 W., 6th P.M., Wyoming
                  -------------------------------------
                      Sec. 5: Lots 7 thru 9, 14 thru 17;
                      Sec. 6: Lots 8 thru 23;

                  T. 48 N., R. 71 W., 6th P.M., Wyoming
                  -------------------------------------
                      Sec. 31: Lots 13, 14;

                  T. 47 N., R. 72 W., 6th P.M., Wyoming
                  -------------------------------------
                      Sec. 1: Lots 5, 7, 8, 14.

containing 1,183.490 acres, more or less, together with the right to construct such works, buildings, plants, structures, equipment and appliances and the right to use such on-lease rights-

                                                                               2

of-way which may be necessary and convenient to the exercise of the rights and privileges granted, subject to the conditions herein provided.

PART II: TERMS AND CONDITIONS

Sec. 1. (a) RENTAL RATE - Lessee shall pay lessor rental annually and in advance for each acre or fraction thereof during the continuance of the lease at the rate of $3.00 for each lease year.

(b) RENTAL CREDITS - Rental shall not be credited against either production or advance royalties for any year.

Sec. 2. (a) PRODUCTION ROYALTIES - The royalty shall be 12 1/2 percent of the value of the coal produced by strip or auger methods and 8 percent of the value of the coal produced by underground mining methods. The value of the coal shall be determined as set forth in 43 CFR 3480. Royalties are due to lessor the final day of the month succeeding the calendar month in which the royalty obligation accrues.

(b) ADVANCE ROYALTIES - Upon request by lessee, the authorized officer may accept, for a total of not more than 10 years, the payment of advance royalties in lieu of continued operation, consistent with the regulations. The advance royalty shall be based on a percent of the value of a minimum number of tons determined in the manner established by the advance royalty regulations in effect at the time the lessee requests approval to pay advance royalties in lieu of continued operation.

Sec. 3. BONDS - Lessee shall maintain in the proper office a lease bond in the amount of $5,000.00. The authorized officer may require an increase in this amount when additional coverage is determined appropriate.

Sec. 4. DILIGENCE - This lease is subject to the conditions of diligent development and continued operation, except that these conditions are excused when operations under the lease are interrupted by strikes, the elements, or casualties not attributable to the lessee. The lessor, in the public interest, may suspend the condition of continued operation upon payment of advance royalties in accordance with the regulations in existence at the time of the suspension. Lessee's failure to produce coal in commercial quantities at the end of the 10 years shall terminate the lease. If not submitted already, lessee shall submit an operation and reclamation plan pursuant to Section 7 of the Act no later than 3 years after the effective date of this lease readjustment.

The lessor reserves the power to assent to or under the suspension of the terms and conditions of this lease in accordance with, INTER ALIA, Section 39 of the
Mineral Leasing Act, 30 U.S.C. 209.

Sec. 5. LOGICAL MINING UNIT (LMU) - Either upon approval by the lessor of the lessee's application or at the direction of the lessor, this lease shall become an LMU or part of an LMU, subject to the provisions set forth in the regulations.

The stipulations established in an LMU approval in effect at the time of LMU approval will supersede the relevant inconsistent terms of this lease so long as the lease remains committed to

                                                                               3

the LMU. If the LMU of which this lease is a part is dissolved, the lease shall then be subject to the lease terms which would have been applied if the lease had not been included in an LMU.

Sec. 6. DOCUMENTS, EVIDENCE AND INSPECTION - At such times and in such form as lessor may prescribe, lessee shall furnish detailed statements showing the amounts and quality of all products removed and sold from the lease, the proceeds therefrom, and the amount used for production purposes or unavoidably lost.

Lessee shall keep open at all reasonable times for the inspection of any duly authorized officer of lessor, the leased premises and all surface and underground improvements, works, machinery, ore stockpits, equipment, and all books, accounts, maps and records relative to operations, surveys, or investigations on or under the leased lands.

Lessee shall allow lessor access to and copying of documents reasonably necessary to verify lessee compliance with terms and conditions of the lease.

While this lease remains in effect, information obtained under this section shall be closed to inspection by the public in accordance with the Freedom of
Information Act (5 U.S.C. 552).

Sec. 7. DAMAGES TO PROPERTY AND CONDUCT OF OPERATIONS - Lessee shall comply at its own expense with all reasonable orders of the Secretary, respecting diligent operations, prevention of waste, and protection of other resources.

Lessee shall not conduct exploration operations, other than casual use, without an approved exploration plan. All exploration plans prior to the commencement of mining operations within an approved mining permit area shall be submitted to the authorized officer.

Lessee shall carry on all operations in accordance with approved methods and practices as provided in the operating regulations, having due regard for the prevention of injury to life, health, or property, and prevention of waste, damage, or degradation to any land, air, water, cultural, biological, visual, and other resources, including mineral deposits and formations of mineral deposits not leased hereunder, and to other land uses or users. Lessee shall take measures deemed necessary by lessor to accomplish the intent of this lease term. Such measures may include, but are not limited to, modification to proposed siting or design of facilities, timing of operations and specification of interim and final reclamation procedures. Lessor reserves to itself the right to lease, sell or otherwise dispose of the surface or other mineral deposits in the lands and the right to continue existing uses and to authorize future uses upon or in the leased lands, including issuing leases for mineral deposits not covered hereunder, and approving easements or rights-of-way. Lessor shall condition such uses to prevent unnecessary or unreasonable interference with rights of lessee as may be consistent with concepts of multiple use and multiple mineral development.

Sec. 8. PROTECTION OF DIVERSE INTERESTS, AND EQUAL OPPORTUNITY - Lessee shall:
pay when due all taxes legally assessed and levied under the laws of the State or the United States; accord all employees complete freedom of purchase; pay all wages at least twice each month in lawful money of the United States; maintain a safe working environment in accordance with standard industry practices;
restrict the workday to not more than 8 hours in any one day for underground workers except in emergencies; and take measures necessary to protect

                                                                               4

the health and safety of the public. No person under the age of 16 years shall be employed in any mine below the surface. To the extent that laws of the State in which the lands are situated are more restrictive than the provisions in the paragraph, then the State laws apply.

Lessee will comply with all provisions of Executive Order No. 11246 of September
24, 1965, as amended, and the rules, regulations, and relevant orders of the
Secretary of Labor. Neither lessee nor lessee's subcontractors shall maintain segregated facilities.

Sec. 9. (a) TRANSFERS

     [X]  This lease may be transferred in whole or in part to any person, association or corporation qualified to hold such lease interest.

     [ ]  This lease may be transferred in whole or in part to another public body, or to a person who will mine the coal on behalf of, and for the use of, the public body or to a person who for the limited purpose of creating a security interest in favor of a lender agrees to be obligated to mine the coal on behalf of the public body.

     [ ]  This lease may only be transferred in whole or in part to another small business qualified under 13 CFR 121.

Transfers of record title, working or royalty interest MUST be approved in accordance with the regulations.

(b) RELINQUISHMENT - The lessee may relinquish in writing at any time all rights under this lease or any portion thereof as provided in the regulations. Upon lessor's acceptance of the relinquishment, lessee shall be relieved of all future obligations under the lease or the relinquished portion thereof, whichever is applicable.

Sec. 10. DELIVERY OF PREMISES, REMOVAL OF MACHINERY, EQUIPMENT, ETC. - At such times as all portions of this lease are returned to lessor, lessee shall deliver up to lessor the land leased, underground timbering, and such other supports and structures necessary for the preservation of the mine workings on the leased premises or deposits and place all workings in condition for suspension or abandonment. Within 180 days thereof, lessee shall remove from the premises all other structures, machinery, equipment, tools, and materials that it elects to or as required by the authorized officer. Any such structures, machinery, equipment, tools and materials remaining on the leased lands beyond 180 days or approved extension thereof, shall become the property of the lessor, but lessee shall either remove any or all such property or shall continue to be liable for the cost of removal and disposal in the amount actually incurred by the lessor.
If the surface is owned by third parties, lessor shall waive the requirement for removal, provided the third parties do not object to such waiver. Lessee shall, prior to the termination of bond liability or at any other time when required and in accordance with all applicable laws and regulations reclaim all lands the surface of which has been disturbed, dispose of all debris or solid waste, repair the offsite and onsite damage caused by lessee's activity or activities incidental thereto, and reclaim access roads or trails.

Sec. 11. PROCEEDINGS IN CASE OF DEFAULT - If lessee fails to comply with applicable laws, existing regulations, or the terms, conditions and stipulations of this lease, and the

                                                                               5

noncompliance continues for 30 days after written notice thereof, this lease shall be subject to cancellation by the lessor only by judicial proceedings.
This provision shall not be construed to prevent the exercise by lessor of any other legal and equitable remedy, including waiver of the default. Any such remedy or waiver shall not prevent later cancellation for the same default occurring at any other time.

Sec. 12. HEIRS AND SUCCESSORS-IN-INTEREST - Each obligation of this lease shall extend to and be binding upon, and every benefit hereof shall inure to, the heirs, executors, administrators, successors, or assigns of the respective parties hereto.

Sec. 13. INDEMNIFICATION - Lessee shall indemnify and hold harmless the United
States from any and all claims arising out of the lessee's activities and operations under this lease.

Sec. 14. SPECIAL STATUTES - This lease is subject to the Federal Water Pollution
Control Act (33 U.S.C. 1151-1175), the Clean Air Act (42 U.S.C. 1857, et. seq.),
and to all other applicable laws pertaining to exploration activities, mining operations and reclamation, including the Surface Mining Control and Reclamation
Act of 1977 (30 U.S.C. 1201 et. seq.).

Sec. 15. SPECIAL STIPULATIONS - In addition to observing the general obligations and standards of performance set out in the current regulations, the lessee shall comply with and be bound by the following special stipulations. These stipulations are also imposed upon the lessee's agents and employees. The failure or refusal of any of these persons to comply with these stipulations shall be deemed a failure of the lessee to comply with the terms of the lease.
The lessee shall require his agents, contractors and subcontractors involved in activities concerning this lease to include these stipulations in the contracts between and among them. These stipulations may be revised or amended, in writing, by the mutual consent of the lessor and the lessee at any time to adjust to changed conditions or to correct an oversight.

(a) CULTURAL RESOURCES.

(1) Before undertaking any activities that may disturb the surface of the leased lands, the lessee shall conduct a cultural resource intensive field inventory in a manner specified by the authorized officer of the BLM or of the surface managing agency, if different, on portions of the mine plan area and adjacent areas, or exploration plan area, that may be adversely affected by lease-related activities and which were not previously inventoried at such a level of intensity. The inventory shall be conducted by a qualified professional cultural resource specialist (i.e., archeologist, historian, historical architect, as appropriate), approved by the authorized officer of the surface managing agency
(BLM if the surface is privately owned), and a report of the inventory and recommendations for protecting any cultural resources identified shall be submitted to the Assistant Director of the Western Support Center of the Office
of Surface Mining, the authorized officer of the BLM, if activities are associated with coal exploration outside an approved mining permit area
(hereinafter called Authorized Officer), and the Authorized Officer of the
surface managing agency, if different. The lessee shall undertake measures, in accordance with instructions from the Assistant Director, or Authorized Officer, to protect cultural resources on the leased lands. The lessee shall not commence the surface disturbing activities until permission to proceed is given by the
Assistant Director or authorized officer.

                                                                               6

(2) The lessee shall protect all cultural resource properties within the lease area from lease-related activities until the cultural resource mitigation measures can be implemented as part of an approved mining and reclamation plan or exploration plan.

(3) The cost of conducting the inventory, preparing reports, and carrying out mitigation measures shall be borne by the lessee.

(4) If cultural resources are discovered during operations under this lease, the lessee shall immediately bring them to the attention of the Assistant Director or Authorized Officer, or the Authorized Officer of the surface managing agency, if the Assistant Director is not available. The lessee shall not disturb such resources except as may be subsequently authorized by the Assistant Director or
Authorized Officer.

Within two (2) working days of notification, the Assistant Director or
Authorized Officer will evaluate or have evaluated any cultural resources discovered and will determine if any action may be required to protect or preserve such discoveries. The cost of data recovery for cultural resources discovered during lease operations shall be borne by the surface managing agency unless otherwise specified by the Authorized Officer of the BLM or of the surface managing agency, if different.

(5) All cultural resources shall remain under the jurisdiction of the United
States until ownership is determined under applicable law.

(b) PALEONTOLOGICAL RESOURCES - If paleontological resources, either large and conspicuous, and/or of significant scientific value are discovered during surface disturbing activities, the find will be reported to the Authorized
Officer immediately. Surface disturbing activities will be suspended within 250 feet of said find. An evaluation of the paleontological discovery will be made by a BLM approved professional paleontologist within five (5) working days, weather permitting, to determine the appropriate action(s) to prevent the potential loss of any significant paleontological value. Operations within 250 feet of such discovery will not be resumed until written authorization to proceed is issued by the Authorized Officer. The lessee will bear the cost of any required paleontological appraisals, surface collection of fossils, or salvage of any large conspicuous fossils of significant scientific interest discovered during the operations.

(c) MULTIPLE MINERAL DEVELOPMENT - Operations will not be approved which, in the opinion of the Authorized Officer, would unreasonably interfere with the orderly development and/or production from a valid existing mineral lease issued prior to this one for the same lands.

(d) OIL AND GAS/COAL RESOURCES - The BLM realizes that coal mining operations conducted on Federal coal leases issued within producing oil and gas fields may interfere with the economic recovery of oil and gas; just as Federal oil and gas leases issued in a Federal coal lease area may inhibit coal recovery. BLM retains the authority to alter and/or modify the resource recovery and protection plans for coal operations and/or oil and gas operations on those lands covered by Federal mineral leases so as to obtain maximum resource recovery.

                                                                               7

(e) RESOURCE RECOVERY AND PROTECTION - Notwithstanding the approval of a resource recovery and protection plan (R2P2) by the BLM, lessor reserves the right to seek damages against the operator/lessee in the event (i) the operator/lessee fails to achieve maximum economic recovery (MER) (as defined at
43 CFR 3480.0-5(21)) of the recoverable coal reserves or (ii) the operator/lessee is determined to have caused a wasting of recoverable coal reserves. Damages shall be measured on the basis of royalty that would have been payable on the wasted or unrecovered coal.

The parties recognize that under an approved R2P2, conditions may require a modification by the operator/lessee of that plan. In the event a coalbed or portion thereof is not to be mined or is rendered unmineable by the operation, the operator/lessee shall submit appropriate justification to obtain approval by the authorized officer (AO) to leave such reserves unmined. Upon approval by the
AO, such coalbeds or portions thereof shall not be subject to damages as described above. Further, nothing in this section shall prevent the operator/lessee from exercising its rights to relinquish all or portion of the lease as authorized by statute and regulation.

In the event the AO determines that the R2P2, as approved, will not attain MER as the result of changed conditions, the AO will give proper notice to the operator/lessee as required under application regulations. The AO will order a modification if necessary, identifying additional reserves to be mined in order to attain MER. Upon a final administrative or judicial ruling upholding such an ordered modification, any reserves left unmined (wasted) under that plan will be subject to damages as described in the first paragraph under this section.

Subject to the right to appeal hereinafter set forth, payment of the value of the royalty on such unmined recoverable coal reserves shall become due and payable upon determination by the AO that the coal reserves have been rendered unmineable or at such time that the operator/lessee has demonstrated an unwillingness to extract the coal.

The BLM may enforce this provision either by issuing a written decision requiring payment of the MMS demand for such royalties, or by issuing a notice of noncompliance. A decision or notice of noncompliance issued by the lessor that payment is due under this stipulation is appealable as allowed by law.

(f) PUBLIC LAND SURVEY PROTECTION - The lessee will protect all survey monuments, witness corners, reference monuments, and bearing trees against destruction, obliteration, or damage during operations on the lease areas. If any monuments, corners or accessories are destroyed, obliterated, or damaged by this operation, the lessee will hire an appropriate county surveyor or registered land surveyor to reestablish or restore the monuments, corners, or accessories at the same location, using surveying procedures in accordance with the "Manual of Surveying Instructions for the Survey of the Public Lands of the
United States." The survey will be recorded in the appropriate county records, with a copy sent to the Authorized Officer.

                    UNITED STATES DEPARTMENT OF THE INTERIOR

                            BUREAU OF LAND MANAGEMENT
                              Wyoming State Office
                                  P.O. Box 1828
                          Cheyenne, Wyoming 82003-1828

                                                           In Reply Re:

                                                           3453
                                                           WYW0317682
                                                           WYW78629
                                                           WYW80954
                                                           WYW141568
                                                           (921MLove)
                                                           Phone No.: 307-______
                                                           Fax No.: 307-______

                                 D E C I S I O N

RAG Wyoming Land Company                 :
Attn:  Steve Youngbauer                  :                Federal Coal
P.O. Box 3039                            :               Belle Ayr Mine
Gillette, WY 82717-3039                  :

                Qualifications Accepted; Name Changes Recognized;
             Logical Mining Unit Modified; Bond and Rider Accepted;
                         Period of Liability Terminated

On August 5, 1999, and October 12, 1999, we received documents evidencing the merger of Cyprus Amax Coal Company into RAG American Coal Company with RAG
American Coal Company as the surviving entity, along with documentation of the name change from Amax Land Company to RAG Wyoming Land Company. Additionally, we
received qualifications statements for RAG American Coal Company and RAG Wyoming
Land Company.

On August 20, 1999, we received a replacement logical mining unit bond (Numbers
210067-067, KA2990-067, 103198931-067) in the amount of $2,415,000 with RAG
Wyoming Land Company as principal, to provide coverage for Federal coal leases
WYW0317682, WYW78629, and WYW80954 included in the Belle Ayr Mine Logical Mining
Unit (LMU). The limits shared by the sureties are shown below:

              Surety Name                Surety Bond Number     Liability Limit
              -----------                ------------------     ---------------
National Union Fire Insurance
Insurance Co. of Pittsburgh              210067-067                $805,000

                                                                               2

St. Paul Fire and Marine Insurance
Company                                  KA2990-067                $805,000

Travelers Casualty and Surety Company    103198931-067             $805,000

On October 12, 1999, we received a rider to the above-described bond which extends coverage of the bond to cover any and all liabilities that may be outstanding on Bond Number 159015328, with AMAX Land Company as principal, and
National Fire Insurance Company of Hartford as surety.

The merger documents, qualifications statements, replacement bond, and rider have been examined, found satisfactory, and are accepted effective October 12,
1999.

The period of liability under LMU Bond Number 159015328, with National Fire
Insurance Company of Hartford as surety, and AMAX Land Company as principal, is hereby terminated effective October 12, 1999, the acceptance date of the replacement bond.

The records of this office have been changed to reflect that the lessee of record for Federal coal leases WYW0317682, WYW78629, and WYW80954 is RAG Wyoming
Land Company. We have also changed our records to reflect that RAG Wyoming Land
Company is now the applicant for Federal coal lease application WYW141568 filed
March 20, 1997.

Additionally, RAG Wyoming Land Company has requested that the Belle Ayr Mine LMU be modified to change the unit operator from AMAX Land Company to RAG Wyoming
Land Company. The LMU is hereby modified to reflect that RAG Wyoming Land
Company is the operator and will be responsible for operations under the LMU in accordance with the LMU approval document.

If you have any questions concerning this decision, please contact Mavis Love in the Minerals and Lands Authorization Group at 307-775-6258.

                                                Pamela J. Lewis
                                                Chief, Leasable Minerals Section

cc:

RAG American Coal Company, Attn: Eva Schrum, 9100 East Mineral Circle,
     Englewood, CO 80112-3401

National Union Fire Insurance Company of Pittsburgh, PA,
     c/o Patricia Thurmond, Attorney-in-Fact, 70 Pine Street, New York, NY 10270

                       UNITED STATES                            Serial Number
                DEPARTMENT OF THE INTERIOR
                 BUREAU OF LAND MANAGEMENT                         W-78629

                        COAL LEASE

This lease is entered into on August 17, 1982, by the United States of America, the lessor through the Bureau of Land Management and

                                                 Book 692 of Photos, Page 84

         Meadowlark Farms, Inc.
         105 S. Meridian St.
         P. O. Box 967
         Indianapolis, Indiana 46206

, the lessee, and shall become effect on September 1, 1982, (effective date).

Sec. 1. STATUTES AND REGULATIONS - This lease is issued pursuant and subject to the terms and provisions of the Mineral Leasing Act of February 25, 1920, 41
Stat. 437, as amended, 30 U.S.C. Sections 181-263, hereafter referred to as the
Act, and of the Surface Mining Control and Reclamation Act of 1977, 30 U.S.C.
Section 1201 et seq., the Federal Coal Leasing Amendments Act of 1976, as
amended, 90 Stat. 1083-1092, and in the case of acquired lands, the Mineral
Leasing Act for Acquired Lands of September 7, 1947, as amended, 30 U.S.C.
351-359 et seq. This lease is also subject to all regulations of the Secretary of the Interior (including but not limited to 30 CFR Part 211 and Chapter VII and 43 CFR Group 3400) which are now in force or (except as expressly limited herein) hereafter in force, and all of such regulations are made a part hereof.

WITNESSETH:

Sec. 2. RIGHTS OF LESSEE - The lessor, in consideration of any bonus paid (or to be paid if deferred), rents and royalties and other conditions hereinafter set forth, hereby grants and leases to the lessee the exclusive right and privilege to mine and dispose of all recoverable coal reserves in the following described lands in Campbell County, Wyoming:

                  T. 47 N., R. 71 W., 6th P.M.
                      sec. 5, lot 4, S1/2 NW1/4, SW1/4;
                      sec. 6, lots 1, 2, 3, 4, 5, 6, 7, S1/2 NE1/4, SE1/4
                      NW1/4, E1/2 SW1/4, SE1/4 (all).

                  T. 48 N., R. 71 W., 6th P.M.
                      sec. 31, lot 4, SE1/4 SW1/4.

                  T. 47 N., R. 72 W., 6th P.M.
                      sec. 1, lot 1, SE1/4 NE1/4, E1/2 SW1/4.

                                                                               2

STATE OF WYOMING  )
                  )   ss.
Campbell County   )

Filed for record this 13th day of July A.D., 1983 at 9:06 o'clock A.M. and recorded in Book 692 of Photos on page 84 Fees $10.00.

__________________________                      [X] RECORDED     By
County Clerk and Ex-Officio Register of Deeds.  [X] ABSTRACTED   Deputy_________
                                                [X] INDEXED
                                                [X] CHECKED

By
Deputy ____________________________

containing 1,153.07 acres, more or less and, subject to the conditions, limitations and prohibitions provided in the lease and in applicable acts and regulations, the right to construct all works, buildings, structures, equipment, and appliances which may be necessary and convenient for the mining and preparation of the coal for market, and, subject to the conditions herein provided, to use so much of the surface as may reasonably be required in the exercise of the rights and privileges herein granted for a period of 20 years and so long thereafter as the condition of continued operation is met.

Sec. 3. DILIGENT DEVELOPMENT AND CONTINUED OPERATION - The lessee shall engage in the diligent development of the coal resources subject to the lease. After diligent development is achieved, the lessee shall maintain continued operation of the mine or mines on the leased lands. The terms diligent development and continued operation are defined in the applicable regulations in Titles 30 and
43 of the Code of Federal Regulations.

Sec. 4. BONDS - The lessee shall file with the appropriate Bureau of Land
Management office a lease bond in the amount of $5,000.00 for the use and benefit of the United States, to insure payment of deferred bonus payments, rentals and royalties and to insure compliance with all other items of this lease, the regulations and the Act (except for reclamation within the area covered by a surface mining permit issued under the permanent regulatory program by the regulatory authority) and, if appropriate, for the protection of the interests of the surface owners on the leased lands. An increase in the amount of the lease bond may be required by the lessor at any time during the life of the lease to reflect changed conditions.

Sec. 5. RENTAL - An annual rental of $3.00 for each acre or section thereof shall be paid in advance on or before the anniversary date of this lease. This section shall not be subject to revision except in the course of lease readjustment.

Sec. 6. PRODUCTION ROYALTY - The lessee shall pay a production royalty of 12 1/2 percent of the value of coal produced by strip or auger mining methods and 8 percent of the value of coal produced by underground mining methods. The value of coal shall be determined as set forth in 30 CFR 211. Production royalties paid for a calendar month shall be reduced by the amount of any advance royalties paid under this lease to the extent that such advance royalties have not been used to reduce production royalties in a previous month. However, production royalties

                                                                               3

payable after the 20th year of the lease shall not be reduced by advance royalties paid during the first 20 years of the lease. Production royalties shall be payable the final day of the month succeeding the calendar month in which the coal is sold, unless otherwise specified in 30 CFR 211. The royalty rates provided in this section shall not be subject to revision except in the course of lease readjustment.

Sec. 7. ADVANCE ROYALTY - Upon request by the lessee the District Mining
Supervisor may accept, for a total of not more than 10 years, the payment of advance royalties in lieu of the condition of continued operation consistent with the regulations in 43 CFR 3473 and 30 CFR 211. The advance royalty shall be based on a percent of the value of a minimum number of tons which shall be determined in the manner established by the regulations in 43 CFR 3473.

Sec. 8. METHOD OF PAYMENTS - The lessee shall make rental payments to the appropriate Bureau of Land Management (BLM) office until production royalties become payable. Thereafter, all rentals, production royalties and advance royalties shall be paid to the appropriate office of Minerals Management
Service.

Sec. 9. EXPLORATION PLAN - The lessee shall not commence any exploration, except casual use, on the leased lands without an approved exploration plan.
Exploration plans for leased lands covered by an approved mining permit shall be submitted to the Regional Director of the Office of Surface Mining in accordance with the regulations in 30 CFR Chapter VII. Exploration plans for leased lands not covered by an approved mining permit shall be submitted to the District
Mining Supervisor in accordance with the regulations in 30 CFR 211.

Sec. 10. MINING PLAN - In accordance with the regulations in 30 CFR 211 and
Chapter VII, the lessee shall submit a mining and reclamation plan not more than three years after the effective date of this lease. Mining operations shall not commence until after the mining and reclamation plan is approved. The mining and reclamation shall be conducted in accordance with the approved mining and reclamation plan. Exploration activities which were not included in the approved mining and reclamation plan require submittal of exploration plans in accordance with Section 9 of this lease.

Sec. 11. LOGICAL MINING UNIT (LMU) - This lease is automatically considered to be an LMU. This LMU may be enlarged, adjusted or diminished in accordance with the applicable regulations in Titles 30 and 43 of the Code of Federal
Regulations. The mining plan for the LMU shall require that the reserves of the
LMU will be mined within a period of 40 years in accordance with 30 CFR 211 and
43 CFR 3400.0-5. The definition of LMU and LMU reserves and other applicable conditions are set forth in the regulations in 43 CFR 3400.0-5 and 3475 and 30
CFR 211 of the Code of Federal Regulations.

Sec. 12. OPERATIONS ON LEASED LANDS - (a) in accordance with conditions of this lease, the exploration and mining and reclamation plans, the permit issued pursuant to 30 CFR Chapter VII, and all applicable acts and regulations, the lessee shall exercise reasonable diligence, skill, and care in all operations on leased lands. (b) The lessee shall minimize to the maximum extent possible wasting of the coal deposits and other mineral and nonmineral resources, including, but not limited to, surface resources which may be found in, upon, or under such lands.

                                                                               4

Sec. 13. SPECIAL STATUTES - The lessee shall comply with the provisions of the
Federal Water Pollution Control Act (33 U.S.C. 1151-1175) and the Clean Air Act
(42 U.S.C. 7401 et seq.).

Sec. 14. AUTHORIZATION OF OTHER USES AND DISPOSITION OF LEASED LANDS -(a) The
lessor reserves the right to authorize other uses of the leased lands by regulation or by issuing, in addition to this lease, leases, licenses, permits, easements, or right-of-way, including leases for the development of minerals other than coal under the Act. The lessor may authorize any other uses of the leased lands that do not unreasonably interfere with the exploration and mining operations of the lessee, and the leasee shall make all reasonable efforts to avoid interference with such authorized uses.

(b) The lessor reserves the right: (i) to sell or otherwise dispose of the surface of the leased lands under existing law or laws hereafter enacted insofar as said surface is not necessary to the use of the lessee in the extraction and removal of the coal therein, or (ii) to dispose of any resource in such lands if such disposal will not unreasonably interfere with the exploration and mining operations of the lessee.

(c) If the leased lands have been or shall hereafter be disposed of under laws reserving to the United States the deposits of coal therein, the lessee shall comply with all conditions as are or may hereafter be provided by the laws and regulations reserving such coal.

Sec. 15. EQUAL OPPORTUNITY CLAUSE - The lessee will comply with all provisions of Executive Order No. 11245 of September 24, 1965, as amended, and the rules, regulations and relevant orders of the Secretary of Labor.

Sec. 16. CERTIFICATION OF NONSEGREGATED FACILITIES - By entering into this lease, the lessee certifies that he does not and will not maintain or provide for his employees any segregated facilities at any of his establishments, and that he does not and will not permit his employees to perform their services at any location under his control where segregated facilities are maintained. The lessee agrees that a breach of this certification is a violation of the Equal
Opportunity clause of this lease. As used in this certification, the term
"segregated facilities" means, but is not limited to, any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees which are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin, because of habit, local custom, or otherwise. Leasee further agrees that
(except where lessee has obtained identical certifications from proposed contractors and subcontractors for specific time periods) lessee will obtain identical certifications from proposed contractors and subcontractors prior to award of contracts or subcontracts exceeding $10,000 which are not exempt from the provisions of the Equal Opportunity clause; that lessee will retain such certifications in leasee's files; and that lessee will forward the following notice to such proposed contractors and subcontractors (except where proposed contractor or subcontractor has submitted identical certifications for specific time periods). Notice to prospective contractors and subcontractors of requirement for certification of non-segregated facilities A Certification of
Nonsegregated Facilities, as required by the May 9, 1967, order (32 F.R. 7439,
May 19, 1967) on Elimination of Segregated Facilities, by the

                                                                               5

Secretary of Labor, must be submitted prior to the award of a contract exceeding
$10,000 which is not exempt from the provisions of the Equal Opportunity clause.
Certification may be submitted either for each contract and subcontract or for all contracts and subcontracts during a period (i.e., quarterly, semiannually, or annually).

Sec. 17. EMPLOYMENT PRACTICES - The lessee shall pay all wages due persons employed on the leased lands at least twice each month in lawful money of the
United States. The lessee shall grant all miners and other employees complete freedom to purchase goods and service of their own choice. The lessee shall restrict the workday to not more than 8 hours in any one day for underground workers, except in case of emergency. The lessee shall employ no person under the age of 16 years in any mine below the surface. If the laws of the State in which the mine is situated prohibit the employment, in a mine below the surface, of persons of an age greater than 16 years, the lessee shall comply with those laws.

Sec. 18. MONOPOLY AND FAIR PRACTICES - The lessor reserves full authority to promulgate and enforce orders and regulations under the provisions of Sections
30 and 32 of the Act (30 U.S.C. Sections 187 and 189) necessary to insure that any sale of the production from the leased lands to the United States or to the public is at reasonable prices, to prevent monopoly, and to safeguard the public welfare, and such orders and regulations shall upon promulgation be binding upon the lessee.

Sec. 19. TRANSFERS -

     [X]  This lease may be transferred in whole or in part to any person, association or corporation qualified under 43 CFR 3472.1-1 to hold a lease.

     [ ]  This lease may only be transferred in whole or in part to another public body, or to a person who will mine the coal on behalf of and for the use of the public body, or to a person for the limited purpose of creating a security interest in favor of a lender who agrees to be obligated to mine the coal on behalf of the public body. The transferee must be qualified under 43 CFR 3472.

     [ ]  This lease may only be transferred in whole or in part to other small businesses qualifying under 13 CFR 121 and 43 CFR 3472.2(c).

Any transfer of this lease in whole or in part is subject to the procedures and requirements for approval in the relevant regulations in 43 CFR 3400. A transfer will become effective on the first day of the month following its approval by the authorized officer, or, if the transferee requests, the first day of the month of the approval.

Sec. 20. RELINQUISHMENT OF LEASE - The lessee may file a relinquishment of the entire lease, a legal subdivision or aliquot part thereof, but not less than 10 acres, or any bed of the coal deposits therein. The relinquishment shall be filed in triplicate with the authorized officer. Upon the determination by the authorized officer that the public interest shall not be impaired, that all accrued rentals and royalties have been paid and that all of the obligations of the lessee under the regulations and the lease terms have been met, the relinquishment shall be accepted effective the date filed.

                                                                               6

Sec. 21. NONCOMPLIANCE - Any failure to comply with the conditions of this lease, the approved exploration and mining and reclamation plans, the regulations, or applicable acts shall be dealt with in accordance with the procedures set forth in the regulations.

Sec. 22. WAIVER OF CONDITIONS - The lessor reserves the right to waive any breach of the conditions contained in this lease, except the breach of such conditions as are required by the Act, but any such waiver shall extend only to the particular breach so waived and shall not limit the rights of the lessor with respect to any future breach; nor shall the waiver of a particular breach prevent cancellation of this lease for any other cause, or for the same cause occurring at another time.

Sec. 23. READJUSTMENT OF TERMS AND CONDITIONS - (a) The lease is subject to readjustment on the 20th year after the effective date and on each 10th year thereafter. In order that the lease may be readjusted as close as possible to the dates when it becomes subject to readjustment, the lessor may propose the terms of readjustment of any conditions of this lease, including rental and royalty rates, before the 20th year after the effective date and before each
10-year interval thereafter. The authorized officer shall notify the lessee whether he intends to readjust the terms and conditions of the lease and, if he intends to readjust, the nature of the readjustments in accordance with the regulations in 43 CFR 3451. Unless the leasee, within 60 days after receipt of the proposed readjustment terms, files with the lessor an objection to the proposed readjusted conditions or relinquishes the lease as of the effective date of the readjustment, the lessee shall be deemed conclusively to have agreed to such conditions.

     (b) If the lessee files objections to the proposed readjustment conditions, the existing conditions shall remain in effect until there has been an agreement between the lessor and the lessee on the new conditions to be incorporated in the lease, or until the lessee has exhausted his rights of appeal under Section
29 of this lease, or until the lease is relinquished, except that the authorized officer may provide in the notice of readjusted lease terms that the readjustment or any part thereof is effective pending the outcome of the appeal.
If the readjusted royalty provisions are subsequently rescinded or amended, the lessee shall be permitted to credit any excess royalty payments against royalties subsequently due to the lessor.

Sec. 24. DELIVERY OF PREMISES - Upon termination of this lease for any reason, or relinquishment of a part of this lease, the lessee shall deliver to the lessor in good order and condition all or the appropriate part of the leased lands. Delivery of the leased lands shall include underground timbering and such other supports and structures as are necessary for the reservation of the mine or deposit, and shall be in accordance with all other applicable provisions of the regulations including 30 CFR 211 and Chapter VII, for the completion of operations and abandonment.

Sec. 25. PROPRIETARY INFORMATION - Geological and geophysical data and information, including maps, trade secrets and commercial and financial information which the lessor obtains from the lessee shall be treated in accordance with 43 CFR Part 2, 30 CFR 211.6 and other applicable regulations.
Total lease reserve figures developed from this information will not be confidential.

                                                                               7

Sec. 26. LESSEE'S LIABILITY TO LESSOR - (a) The lessee shall be liable to the
United States for any damage suffered by the United States in any way arising from or connected with the lessee's activities and operations under this lease, except where damage is caused by employees of the United States acting within the scope of their authority.

     (b) The lessee shall indemnify and hold harmless the United States from any and all claims arising from or connected with the lessee's activities and operations under this lease.

     (c) In any case where liability without fault is imposed on the lessee pursuant to this section, and the damages involved were caused by the action of a third party, the rules of subrogation shall apply in accordance with the law of the jurisdiction where the damages occurred.

Sec. 27. INSPECTIONS AND INVESTIGATIONS - (a) All books and records maintained by the lessee showing information required by this lease or regulations must be kept current and in such manner that the books and records can be readily checked at the mine, upon request, by the Regional Director or District Mining
Supervisor or their representative.

     (b) The lessee shall permit any duly authorized officer or representative of the lessor at any reasonable time (1) to inspect or investigate the leased lands, the exploration and mining and reclamation operations, and all surface and underground improvements, works, machinery, and equipment, and all books and records pertaining to the lessee's obligations to the lessor under this lease and regulations and (2) to copy, and make extracts form any such books and records.

Sec. 28. UNLAWFUL INTEREST - No member of, or Delegate to, Congress, or Resident
Commissioner, after his election or appointment, either before or after he has qualified and during his continuance in office, and no officer, or employee of the Department of the Interior, except as provided in 43 CFR 7.4(a)(3), shall hold any share or part in this lease or derive any benefit therefrom. The provisions of Section 3741 of the Revised Statutes, as amended, 41 U.S.C.
Section 22, and the Act of June 25, 1948, 62 Stat. 702, as amended. 18 U.S.C.
Sections 431-433, relating to contracts, enter into and form a part of this lease insofar as they may be applicable.

Sec. 29. APPEALS - The lessee shall have the right to appeal (a) under 43 CFR
3000.4 from an action or decision of any official of the Bureau of Land
Management, (b) under 30 CFR Part 290 from an action, order, or decision of any official of the Minerals Management Service, or (c) under applicable regulation from any action or decision of any other official of the Department of the
Interior arising in connection with this lease, including any action or decision pursuant to Section 23 of this lease with respect to the readjustment of conditions.

Sec. 30. DEFERRED BONUS - This lease is issued subject to the payment of
____________ by the leasee as a deferred bonus. Payment of the deferred bonus by the lessee shall be made on a schedule specified in Section 31 (Special
Stipulations)of this lease.

Sec. 31. SPECIAL STIPULATIONS - In addition to observing the general obligations and standards of performance set out in the current regulations, the Lessee shall comply with and be bound by the following special stipulations. These stipulations are also imposed upon the Lessee's agents and employees. The failure or refusal of any of these persons to comply with

                                                                               8

these stipulations shall be deemed a failure of the Lessee to comply with the terms of this lease. The Lessee shall require his agents, contractors and subcontractors involved in activities concerning this lease to include these stipulations in the contracts between and among them. These stipulations may be revised or amended, in writing, by the mutual consent of the Lessor and the
Lessee at any time to adjust to changed conditions or to correct an oversight.
The Lessor may amend these stipulations at any time without the consent of the
Lessee in order to make them consistent with any new federal or state statutes and the regulations promulgated under authority or new statutes.

(a) Cultural Resources - (1) Before undertaking any activities that may disturb the surface of the leased lands, the lessee shall conduct a cultural resource intensive field inventory in a manner specified by the authorized officer of the
BLM or of the surface managing agency (if different) on portions of the mine plan area and adjacent areas, or exploration plan area that may be adversely affected by lease-related activities and which were not previously inventoried at such a level of intensity. The inventory shall be conducted by a qualified professional cultural resource specialist (i.e.), archeologist, historian or historical architect, as appropriate), approved by the authorized officer of the surface managing agency (BLM if the surface is privately owned) and a report of the inventory and recommendations for protecting any cultural resources identified shall be submitted to the Regional Director of the Office of Surface
Mining (or the District Mining Supervisor if activities are associated with coal exploration outside an approved mining permit area) and the authorized officer of the BLM or the surface managing agency (if different). The lessee shall undertake measures, in accordance with instructions from the Regional Director for the District Mining Supervisor if activities are associated with coal exploration outside an approved mining permit area), to protect cultural resources on the leased land. The lessee shall not commence the surface disturbing activities until permission to proceed is given by the Regional
Director (or the District Mining Supervisor if activities are associated with coal exploration outside an approved mining permit area).

(2) The lessee shall protect all cultural resource properties within the lease area from lease-related activities until the cultural resource mitigation measures can be implemented as part of an approved mining and reclamation plan or exploration plan.

(3) The cost of conducting the inventory, preparing reports, and carrying out mitigation measures shall be borne by the lessee.

(4) If cultural resources are discovered during operations under this lease, the lessee shall immediately bring them to the attention of the Regional Director
(or the District Mining Supervisor if activities are associated with coal exploration outside an approved mining permit area), or the authorized officer of the surface managing agency if the Regional Director, or District Mining
Supervisor, as appropriate, is not available. The lessee shall not disturb such resources except as may be subsequently authorized by the Regional Director (or the District Mining Supervisor if activities are associated with coal exploration outside an approved mining permit area). Within two (2) working days of notification, the Regional Director (or the District Mining Supervisor if
activities are associated with coal exploration outside an approved mining permit area) will evaluate or have evaluated any cultural resources discovered and will determine if any action may be required to protect or preserve such discoveries. The cost of data recovery for cultural resources discovered during lease operations shall be borne by the surface managing

                                                                               9

agency unless otherwise specified by the authorized officer of the BLM or of the surface managing agency (if different).

(5) All cultural resources shall remain under the jurisdiction of the United
States until ownership is determined under applicable law.

     (b) Paleontological Resources - (1) Before undertaking any activities that may disturb the surface of the leased lands, the lessee shall contact the Bureau of Land Management to determine whether the authorized officer will require the lessee to conduct a paleontological appraisal of the mine plan and adjacent areas, or exploration plan areas, that may be adversely affected by lease-related activities. If the authorized officer determines that one is necessary, the paleontological appraisal shall be conducted by a qualified paleontologist approved by the authorized officer of the surface managing agency
(BLM if the surface is privately owned), using the published literature and, where appropriate, field appraisals for determining the possible existence of larger and more conspicuous fossils of scientific significance. A report of the appraisal and recommendations for protecting any larger and more conspicuous fossils of significant scientific interest on the leased lands so identified shall be submitted to the authorized officer of the surface managing agency (BLM if the surface is privately owned). When necessary to protect and collect the larger and more conspicuous fossils of significant scientific interest on the leased lands, the lessee shall undertake the measures provided in the approval of the mining and reclamation plan or exploration plan.

(2) The lessee shall not knowingly disturb, alter, destroy or take any larger and more conspicuous fossils of significant scientific interest, and shall protect all such fossils in conformance with the measures included in the approval of the mining and reclamation plan or exploration plan.

(3) The lessee shall immediately bring any such fossils that might be altered or destroyed by his operation to the attention of the Regional Director or the
District Mining Supervisor, as appropriate. Operations may continue as long as the fossil specimen or specimens would not be seriously damaged or destroyed by the activity. The Regional Director or the District Mining Supervisor, as
appropriate, shall evaluate or have evaluated such discoveries brought to his attention and, within five (5) working days, shall notify the lessee what action shall be taken with respect to such discoveries.

(4) All such fossils of significant scientific interest shall mean under the jurisdiction of the United States until ownership is determined under applicable law. Copies of all paleontological resource data generated as a result of the lease term requirements will be provided to the Regional Director or the
District Mining Supervisor, as appropriate.

(5) The cost of any required salvage of such fossils shall be borne by the
United States.

(6) These conditions apply to all such fossils of significant scientific interest discovered within the lease area whether discovered in the overburden, interburden, or coal seam or seams.

     (c) The Lessee will protect all survey monuments, witness corners, reference monuments, and bearing trees against destruction, obliteration, or damage during operations on the lease area. If any monuments, corners, or accessories are destroyed, obliterated, or damaged

                                                                              10

by this operation, the Lessee will hire an appropriate county surveyor or registered land surveyor to reestablish or restore the monuments, corners, or accessories, at the same location, using surveying procedures in accordance with the "Manual of Surveying Instructions for the Survey of the Public Lands of the
United States," and will record the survey in the appropriate county records, with a copy sent to the Authorized Officer.

     (d) The lessee shall comply with all valid and applicable laws and regulations of Federal, State, and local governmental authority.

DEFERRED BONUS PAYMENT SCHEDULE:

Total Amount of Bid $3,606,250.00

1/5 in the amount of $721,250.00 submitted on date of sale. (Balance is due and payable in equal annual installments on the first four anniversary dates of the lease.)

1/5 in the amount of $721,250.00 due on September 1, 1983.

1/5 in the amount of $721,250.00 due on September 1, 1984.

1/5 in the amount of $721,250.00 due on September 1, 1985.

1/5 in the amount of $721,250.00 due on September 1, 1986.

                                             THE UNITED STATES OF AMERICA

                                             By: /s/ Judith A. Moffitt
                                                 -------------------------------
                                                       (Signing Officer)

                                                 For Marla B. Bohl
                                                 Chief, Lands and Mining Section
                                                 -------------------------------
                                                            (Title)

                                                 August 17, 1982
                                                 -------------------------------
                                                            (Date)

                                             Meadowlark Farms, Inc.

ATTEST: WITNESS TO SIGNATURE OF LESSEE       Meadowlark Farms, Inc.

     /s/                                     By:
     -----------------------------               -------------------------------
     Assistant Secretary                             (Signature of Lessee)
                                                        Vice President

     -----------------------------               -------------------------------
                                                     (Signature of Lessee)

     -----------------------------               -------------------------------